================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): September 8, 2003




                      UNIVERSAL SECURITY INSTRUMENTS, INC.

             (Exact name of registrant as specified in its charter)


Maryland                             0-7885                      52-0898545
(State or Other Jurisdiction  (Commission File Number)         (IRS Employer
of Incorporation)                                            Identification No.)


               7-A Gwynns Mill Court, Owings Mills, Maryland 21117
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (410) 363-3000


                                  Inapplicable
          (Former Name or Former Address if Changed Since Last Report)



================================================================================

                    INFORMATION TO BE INCLUDED IN THE REPORT



Item 5.  Other Events and Required FD Disclosure.

     On September 8, 2003, Universal Security Instruments, Inc. (the "Company") held its Annual Meeting of Stockholders. The only matter submitted to the stockholders for a vote was the election of one director in the Class of 2006. The nominee was Ronald A. Seff, M.D. At the Meeting, at least 744,996 shares were voted in favor of the nominee, no more than 330,585 shares were voted to withhold approval of the nominee's election, and 812 shares abstained. As a result, the nominee was elected.

     On July 21, 2003, the Board of Directors of the Company reduced its size from six to five, effective at the Annual Meeting, leaving one directorship in the Class of 2006 to be elected at the Meeting. Michael L. Kovens, a director in the Class of 2003, is no longer a director. Mr. Kovens, who is the former Chairman and chief executive officer of the Company and the beneficial owner of 285,264 shares of the Company's common stock as of July 21, 2003 (the record date for the Annual Meeting), had filed suit to enjoin the Company from holding the Annual Meeting and for other relief. Following a hearing on September 3, the court refused to issue the temporary restraining order requested by Mr. Kovens to enjoin the Company from holding the Annual Meeting.

     Directors not up for re-election and continuing in office after the Meeting are: Harvey B. Grossblatt, Stephen C. Knepper, Cary Luskin, and Howard Silverman, Ph.D.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            UNIVERSAL SECURITY INSTRUMENTS, INC.
                                                   (Registrant)


Date: September 9, 2003                     By:    /s/ Harvey B. Grossblatt
                                               ---------------------------------
                                               Harvey B. Grossblatt
                                               President